Exhibit 32.3
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Steven J. Heyer, the Chief Executive Officer of Starwood Hotels & Resorts (“Starwood”), certify that (i) the Form 10-K for the fiscal year ended December 31, 2005 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Steven J. Heyer
Steven J. Heyer
Chief Executive Officer Starwood Hotels & Resorts March 2, 2006